Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-199210

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 6, 2015

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SUNRISE TOURS, INC.

9,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Sunrise Tours, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.01 per share. We estimate our total offering registration costs to be approximately $8,500. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Alexander Karpetskiy, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Mr. Karpetskiy will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.  The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Sunrise Tours, Inc. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Sunrise Tours, Inc. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF SUNRISE TOURS, INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2014

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	27
DESCRIPTION OF SECURITIES	28
INDEMNIFICATION	29
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	31

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SUNRISE TOURS, INC.” REFERS TO SUNRISE TOURS, INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

SUNRISE TOURS, INC.

We are a development stage company and intend to commence operations in the business of development of 3D virtual tours and panoramas. We plan to conduct our proposed business and locate our prospective customers in Stuttgart, Germany. In the future when and if we have funds to expand our business, we will be targeting clients in other cities in Germany. Sunrise Tours, Inc. was incorporated in Nevada on March 19, 2013. During the period we incorporated the company, prepared a business and signed Service Agreements with Michael Prib, dated November 3, 2014 and with Benjamin Lanshoff dated November 20, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $34,000 for the next twelve months as described in our Plan of Operations. We expect to start more significant operations and start selling our services during months 8-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Holderbuschweg, 46, Stuttgart, Germany 70563. Our phone number is +49 71112890992.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (March 19, 2013) through November 30, 2014, reports no revenues and a net loss of $8,194.  We had a prepayment for our services in the amount of $2,000. Our independent registered public accounting firm has issued an audit opinion for Sunrise Tours, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We do not anticipate earning substantial revenues until we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	SUNRISE TOURS, INC.
Securities Being Offered:	9,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$90,000
Securities Issued and Outstanding:

There are 9,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Alexander Karpetskiy.

If we are successful at selling all the shares in this offering, we will have 18,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from March 19, 2013 (Inception) to November 30, 2014.

Financial Summary	November 30, 2014 ($) (Unaudited)
Cash and Deposits	2,022
Total Assets	3,872
Total Liabilities	3,066
Total Stockholder’s Equity	806

Statement of Operations	Accumulated From March 19, 2013 (Inception) to November 30, 2014 ($) (Unaudited)
Prepaid Revenue	2,000
Total Expenses	8,194
Net Loss for the Period	(8,194)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The current rate at which we use funds in our operations is approximately $710 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately three months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SUBSTANTIAL REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in development of 3D virtual tours and panoramas. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of November 30, 2014, we had cash in the amount of $2,022 and liabilities of $3,066. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 19, 2013 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE ONLY TWO CLIENTS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY OTHER CLIENTS. EVEN IF WE OBTAIN OTHER CLIENTS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A SUBSTANTIAL PROFIT.  IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have identified only two clients and we cannot guarantee that we will ever have any other clients.  Even if we obtain other clients for our services, there is no guarantee that we will make a profit. If we are unable to attract enough customers to use our services to operate profitably, we will have to suspend or cease operations.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance in Germany of our 3D virtual tours and panoramas that will ultimately represent a very small segment in our targeted industry when it is completed.  Should our target market not be as responsive to our services as we anticipate, we may not have in place alternate services or products that we can offer to ensure our survival. The markets that we will serve are subject to changing customer requirements and frequent new Internet technology introductions. As a result, our market position could be eroded rapidly by advancements by competitors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ALEXANDER KARPETSKIY, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. KARPETSKIY, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. KARPETSKIY.

Our principal operations and assets are located outside of the United States, and Alexander Karpetskiy, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Karpetskiy in the United States, and it may be difficult to enforce any judgment rendered against Mr. Karpetskiy. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Karpetskiy, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Federal Republic of Germany may render that investor unable to enforce a judgment against the assets of Mr. Karpetskiy. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

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Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our business and have yet to generate revenues. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed 3D virtual tours for public venues will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Alexander Karpetskiy, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our cervices.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Karpetskiy, our sole officer and director, will own  50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Karpetskiy may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Alexander Karpetskiy for all of our operations. The loss of Mr. Karpetskiy would have a substantial negative effect on our company and may cause our business to fail. Mr. Karpetskiy has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Karpetskiy’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with his or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Alexander Karpetskiy, our sole officer and director will only be devoting limited time to our operations.  He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Alexander Karpetskiy, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. KARPETSKIY DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Karpetskiy does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on March 19, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no minimum amount of shares we must sell for this offering to proceed. The proceeds from the sale of any shares will not be placed in escrow or a trust account and will be immediately available for our use. If we raise only a nominal amount of proceeds, then we may be unable to implement your business plan and may have to suspend or cease operations, in which case investors may lose their entire investment. There is no guarantee that we will be able to sell any of the shares. Unless we are successful in raising the amount of $34,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,500,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Sunrise Tours, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Alexander Karpetskiy, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Karpetskiy’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE WILL NOT BE REQUIRED TO EVALUATE OUR INTERNAL CONTROL OVER FINANCIAL REPORTING UNDER SECTION 404 OF THE SARBANES-OXLEY ACT UNTIL OUR SECOND ANNUAL REPORT AFTER OUR INITIAL PUBLIC OFFERING.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

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We will not be required to conduct the evaluation of effectiveness of our internal controls until our second annual report after our initial public offering. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. These conditions present a risk that material weaknesses in our accounting controls may not be discovered and such weaknesses may lead to misstatements in our financial records and statements. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company. Since our management is not required to provide an evaluation of our disclosure controls and procedures and internal controls over financial reporting, there is uncertainty as to whether we will be able to conclude that our internal controls over financial reporting are effective when we are required to conduct the evaluation.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404 or under SEC Rules, the SEC or other regulators could take legal action against us and/or the market may negatively react to this inability, and the market prices of our shares could be reduced.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing a Form 8-A on a pre-effective basis. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.  If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 9,000,000 shares are currently issued and outstanding. If we sell the 9,000,000 shares being offered in this offering, we would have 18,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implications of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company. Being a shell company will also negatively impact on our ability to attract additional capital through subsequent unregistered offerings.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

Gross proceeds	$9,000	$22,500	$45,000	$67,500	$90,000
Offering expenses	$8,500	$8,500	$8,500	$8,500	$8,500
Net proceeds	$500	$14,000	$36,500	$59,000	$81,500
Establishing an office	$-	$1,500	$1,500	$2,000	$2,500
Website development	$-	$2,500	$2,500	$3,000	$4,000
Salary to a part-time employee	$-	$-	$11,000	$22,000	$33,000
PC, professional equipment, software purchase	$-	$-	$7,000	$14,000	$21,000
Marketing and advertising	$-	$-	$4,500	$7,000	$9,000
SEC reporting and compliance	$500	$10,000	$10,000	$10,000	$10,000
Miscellaneous expenses	$-	$-	$-	$1,000	$2,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Alexander Karpetskiy, our president and director, loans the Company funds to complete the registration process. Mr. Karpetskiy provides us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Karpetskiy will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Karpetskiy. Mr. Karpetskiy will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

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The historical net tangible book value as of November 30, 2014 was $806 or approximately $0.0001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2014.

The following table sets forth as of November 30, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	10%	25%	50%	75%	100%
Offering price per share	0.01	0.01	0.01	0.01	0.01
Post offering net tangible book value	1,306	14,806	37,306	59,806	82,306
Post offering net tangible book value per share	0.0001	0.0013	0.0028	0.0038	0.0046
Pre-offering net tangible book value per share	0.0001	0.0001	0.0001	0.0001	0.0001
Increase (Decrease) in net tangible book value per share after offering	0	0.0012	0.0027	0.0037	0.0045
Dilution per share	0.0099	0.0087	0.0072	0.0062	0.0054
% dilution	99%	87%	72%	62%	54%
Capital contribution by purchasers of shares	$ 9,000	$ 22,500	$ 45,000	$67,500	$ 90,000
Capital Contribution by existing stockholders	$ 9,000	$ 9,000	$ 9,000	$ 9,000	$ 9,000
Percentage capital contributions by purchasers of shares	50%	71,4%	83,3%	88,24%	90,91%
Percentage capital contributions by existing stockholders	50%	28,6%	16,7%	11,76%	9,09%
Gross offering proceeds	$9,000	$22,500	$45,000	$67,5000	$90,000
Anticipated net offering proceeds	$500	$14,000	$36,500	$59,000	$81,500
Number of shares after offering held by public investors	900,000	2,250,000	4,500,000	6,750,000	9,000,000
Total shares issued and outstanding	9,900,000	11,250,000	13,500,000	15,750,000	18,000,000
Purchasers of shares percentage of ownership after offering	9.09%	20%	33.33%	42.86%	50%
Existing stockholders percentage of ownership after offering	90,91%	80%	66,67%	57,14%	50%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $2,022 as of November 30, 2014.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Alexander Karpetskiy, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of November 30, 2014, Mr. Karpetskiy advanced us $1,066. Mr. Karpetskiy, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $34,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Holderbuschweg, 46, Stuttgart, Germany 70563. Our phone number is +49 71112890992.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, upgrading PCs and hiring sales and technical personnel. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

Our plan of operations is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $1,500.

Upon completion of the offering we plan to set up an office in Germany and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies and furniture. Our sole officer and director, Alexander Karpetskiy will take care of our initial administrative duties. We believe that it will cost at least $1,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $2,500.

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Purchase PCs, Professional Equipment and Software

Time Frame:  2nd – 4th months.

Material costs: minimum $7,000

After our office is established we intend to purchase a computer for graphic design and 3d modeling, and professional equipment for our business such as a digital single-lens reflex camera (Canon EOS 5D Mark III Body) with a fisheye lenses (Canon EF 8-15mm f/4.0L Fisheye USM), an ultra wide-angle lens that produces strong visual distortion intended to create a wide panoramic or hemispherical image; tripods and other. If we sell 50% shares in this offering, the purchase costs of the computer and professional equipment we plan on acquiring will be approximately $7,000. If we sell 75% of the shares offered we will buy one more professional PC and set of  equipment with advanced features that will cost us approximately $14,000. In the event we sell all of the shares offered we will buy more advanced PC and equipment and it will cost approximately $21,000. We plan to buy professional software to create virtual tours such as Adobe Creative Suite, Autodesk Stitcher, Autodesk 3d Max and other.

Negotiate service agreements with potential customers

Time Frame: 5th-12th months.

No material costs.

Once our office is established and equipment is obtained, we plan to begin to market our services. Initially, our sole officer and director, Mr. Karpetskiy, will look for potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us. Even though the negotiation of agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations. As of today, we have signed Service Agreements with Michael Prib, dated November 3, 2014 and with Benjamin Lanshoff dated November 20, 2014.

Even if we are able to obtain sufficient number of agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a part time photographer and salesperson

Time Frame: 6th-12th months.

Material costs: $11,000.

During this period we plan to hire a part time photographer who will be hired as an independent contractor. He will be responsible for gathering information and taking pictures of the venues for creating 3D virtual tours that will be placed at our website. If we sell 50% of the shares, we are going to pay $6,000 to this person, In case, we sell 75% and 100% of the shares we plan to hire the second and third salesperson for $12,000 and $18,000 accordingly.

A salesperson will responsible for finding clients who would like to offer 3D virtual tours service such as hotels, museums, restaurants, malls, showrooms and others. If we sell less then 50% of the shares, Mr. Karpetsky will do it by himself using his own experience and communication skill. We a going to hire a salesperson if we sell 50% of the shares. It will costs $5,000 for us. In case, we sell 75% and 100% of the shares we plan to hire the 2 and 3 people for $10,000 and $15,000 accordingly.

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Develop Our Website

Time Frame: 6th-8th months.

Material costs: $2,500-$4,000.

In the same time, we intend to begin developing our website. We have registered a domain name for our website, 3dtour.guide. We plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $2,500. The web site require 3D technologies support, flash animation and multimedia content support. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,000 and $4,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing campaign

Time Frame: 8th - 12th months.

Material costs: $4,500-$9,000

Once our web site is operational we intend to start marketing program. Our sole officer and director, Alexander Karpetskiy, will be responsible for marketing of our website and our services. We will be targeting clients in Stuttgart, Germany.  In the future when and if we have funds to expand our business, we will be targeting clients in other cities in Germany. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use online marketing tools such as banner advertising, pay per click and organic search. We also plan to attend shows and exhibitions in our industry to come face to face and find new business opportunities and partners. We intend to spend at least $4,500 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

In summary, during 1st-8th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and start selling our services. During months 8-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Alexander Karpetskiy, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Karpetskiy has agreed to commit more time as required. Because Mr. Karpetskiy will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 10% shares sold	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development Marketing and advertising PC, professional equipment, software Salary to a part-time employee Other expenses	500 - - - - - -	$10,000 $1,500 $2,500 - - - -	$10,000 $1,500 $2,500 $4,500 $7,000 $11,000 -	$10,000 $2,000 $3,000 $7,000 $14,000 $22,000 $1,000	$10,000 $2,500 $4,000 $9,000 $21,000 $33,000 $2,000
Total			$36,500	$59,000	$81,500

The remaining $1,000 if we sell 75% of the shares offered for sale and the remaining $2,000 if we sell 100% of the shares are budgeted for unexpected and unplanned expenses.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues and had a prepayment for our services in the amount of $2,000. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on March 19, 2013 to November 30, 2014

During the period we incorporated the company, prepared a business and signed Service Agreements with Michael Prib, dated November 3, 2014 and with Benjamin Lanshoff dated November 20, 2014. We had $2,000 prepayment and our loss since inception is $8,194. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 9,000,000 shares of common stock to our sole officer and director for net proceeds of $9,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2014, the Company had $2,022 cash and our liabilities were $3,066, comprising $1,066 owed to Alexander Karpetskiy, our sole officer and director and $2,000 prepaid revenue. Significant amounts of the Company’s cash and current assets will be located offshore. The available capital reserves of the Company are not sufficient for the Company to remain operational. The current rate at which we use funds in our operations is approximately $710 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately three months. We require minimum funding of approximately $34,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $34,000, our business may fail.

Since inception, we have sold 9,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $9,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Alexander Karpetskiy, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Karpetskiy has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Karpetskiy’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $34,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that current trends toward lower capital investment in start-up companies, volatility in Internet market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise at least $34,000 under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF PROPERTY

We do not have an ownership or leasehold interest in any property. Our president, Alexander Karpetskiy, provides us with office space and related office services free of charge.

DESCRIPTION OF BUSINESS

General

Sunrise Tours, Inc. was incorporated in the State of Nevada on March 19, 2013 and established a fiscal year end of August 31. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Holderbuschweg, 46, Stuttgart, Germany 70563. Our telephone number is +49 71112890992 .

We intend to offer special service such as 3D virtual tours for companies which would like to promote their venues on the Internet, optical disks and hard and flash drives. The main idea of the business is the creating 3D panoramas and 3D virtual tours for potential clients in Stuttgart, Germany. There are many businesses such as museums, bars, restaurants, SPAs, automobile showrooms, tourists points and etc. which want to communicate with their present and potential clients by using new technologies and presentation materials of their service. We believe that a virtual tour is effective marketing tool for every business, which is connected with entertainment and culture.

Service description

We plan to offer a service of creating virtual tours for business promotion. We believe that the virtual tour is one of the marketing instruments which helps companies present their services and products to customers. We also plan to create the virtual tours for tourists who would like to save the impressions about places they visited. We plan to sell these tours to tourists on DVD, Flash and Hard Drives.

A virtual tour is a simulation of an existing location, usually composed of a sequence of videos or still images. It may also use other multimedia elements such as sound effects, music, narration, and text. It is distinguished from the use of live television to affect tele-tourism. Virtual tour is often used to describe a variety of videos and photographic-based media. Panorama indicates an unbroken view, since a panorama can be either a series of photographs or panning video footage.

Location

Stuttgart is the capital of the state of Baden-Württemberg in southwest Germany. The sixth-largest city in Germany, Stuttgart has a population of 587,655 (June 2014) while the greater Stuttgart Metropolitan Region has a population of 5.3 million (2008), being the fourth-biggest in Germany after the Rhine-Ruhr area, Berlin/Brandenburg and Frankfurt/Rhine-Main. Stuttgart one of the well paid region in Germany because of many worldwide industries are situated here. There are Daimler Mercedes-Benz, Bosch, Porsche and etc. There are many historically important places in Stuttgart and neighborhood, tourist points and touristic routs.

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Clients

We divide our potential clients in two groups: business clients and private clients. The business clients we divide depending on their business activity. There are HoReCa (hotels, restaurants, cafés), culture and tourists points (museums, galleries, castles, theaters, historical buildings), real estate business (shopping malls, warehouses, office buildings, penthouses, industrial buildings), entertainment (zoos, parks, cinemas, circuses, festivals) and other public places (universities, libraries, car showrooms, supermarkets, sport arenas). All of these types of business are our potential clients The main part of our private clients are tourists who would like to buy an already prepared optical disk with touristic spots they interested in.

Virtual tour Technology

Virtual tours are made up of a number of shots taken from a single vantage point. The camera and lens are rotated around what is referred to as a no parallax point (the exact point at the back of the lens where the light converges).There are 4 ways of the virtual tour creating:

1. Rectilinear stitching. This involves the rotation of a digital camera, typically in the portrait (up and down) position and centered directly over the tripod. As the operator manually rotates the camera clockwise, the camera stops or clicks into a detent at regular intervals, such as every 30° of rotation. The rotator can be adjusted by changing the position of "detent ring or bolt," into another slot, to alter the interval of rotation: 40°, 60°, 90° etc.

If a given camera lens supports a wider view, one could select a larger detent value (for example, 60° instead of 30°). With a larger detent interval, fewer images are needed to capture a complete panoramic scene. The photographer may only need to take 6 shots as opposed to 10 shots to capture the same panorama. The combination of a precision rotator and a digital camera allows the photographer to take rectangular "slices" of any scene (indoors or outdoors). With a typical point and shoot digital camera, the photographer will snap 8, 10, 12 or 14 slices of a scene. Using specialized "photo stitching" software, the operator then assembles the "slices" into a single rectangular image, typically 4,500 pixels to 6,000 pixels wide. This technique, while extremely time consuming, has remained popular even through today as the required equipment, rotator heads and software are relatively inexpensive and easy to learn. A stitched panoramic view is also called "cylindrical"—as the resulting stitched panorama allows panning in a complete 360°, but offers a limited vertical field of about 50° degrees above or below the horizon line.

2. Spherical stitching. This method requires the use of a "Fisheye lens" lens equipped digital SLR camera. The 2-shot fish eye camera system was made popular by IPiX in the mid-1990s and a two-shot rotator head that rotated and locked into 0° and 180° positions only. The camera was an Olympus or Nikon CoolPix camera and the lenses used were the Nikon FC-E8 or FC-E9 fish-eye lens. The IPiX 360 camera system enabled photographers to capture a full 360 X 360 floor to ceiling view of any scene with just 4 shots as opposed to the more time consuming 8, 10, or 12-shot rectilinear produced panoramas described above. This type of virtual tour required more expensive virtual tour camera equipment including (for example) a Sigma 8mm f/3.5 lens which allowed photographers to set their rotator heads to 90° and capture a complete virtual tour of any scene in just 4 shots (0°, 90°, 180°, 270°).

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3. Cubical stitching. This technique was one of the first forms of immersive, floor to ceiling virtual tours. Apple Computer pioneered this with the release of Apple's QuickTime VR in the early 1990s. Free utility software such as Cubic Converter and others allowed photographers to stitch and convert their panoramas into a "cube" like box to achieve a complete 360 X 360 view. Today, this technique is considered rather "old school," and spherical stitching has become more mainstream for producing these types of tours.

4. One-shot optics: Using one-shot panoramic optics one can create quick and easy panoramic videos and images such as the type used on the iPhone.

Equipment

We need professional equipment for virtual tours creating such as:

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Camera Canon EOS 5D Mark III Body or equivalent full frame digital SLR cameras

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Lens Canon EF 8-15mm f/4.0L Fisheye USM or equivalent lens with ultra wide-angle

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Camera tripods

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A single row pano head and motorised panoramic head

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Other facilities (photo bags, CompactFlash cards, SD cards and etc.)

Softaware

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Adobe Creative Suite 6 - a series of software suites of graphic design, video editing, and web development applications made or acquired by Adobe Systems.

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Autodesk Stitcher – an unlimited photo stitching software offers professionals and enthusiasts easy-to-use tools for creating high-quality panoramas.

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PTgui Pro - create high quality panoramic images

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Autodesk 3ds Max - a professional 3D computer graphics program for making 3D animations, models, games and images.

PC

We need a high-speed computer with external graphic video card for creating 3d models such as Apple iMac 27" 3,4Ghz or equivalent.

Marketing

We plan to create a start-up portfolio of our company by creating DVD with the most popular public places in Stuttgart. We need something to show to our potential clients on the first meeting to touch them for future service. We believe that the best marketing tool for our business is to present our works to publicity. We also plan to develop a website. Our President, Alexander Karpetsky will responsible for our website because of he has a professional experience in websites development. It will be very sophisticated website with using Flash technologies and Java. We plan to use multimedia content there and flash-animation and 3D visualization on this website.

Our sole officer and director, Alexander Karpetskiy, will be responsible for marketing of our services. The marketing and advertising will be targeted to museums, galleries, castles, theaters, restaurants, bars, spas, clubs, gyms, shops, malls and other public venues. Our methods of communication will include: phone calls, emails, and regular mail. We will ask our satisfied clients for referrals. We will also promote our product through word of mouth. We will be targeting clients in Stuttgart, Germany.

We believe that the most effective sales techniques to sale our service to business clients is phone calling and direct mailing. We plan to hire a salesperson who will sell our service and product to business and general public. We will sell DVD panoramas of different places to tourists through tourist’s information centers, museums, souvenir kiosks in airports and railway stations.

We believe that virtual tour service should be promoted with using IT technologies such as:

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Google Adwords. It is an online advertising service that places advertising copy at the top, bottom, or beside, the list of search results Google displays for a particular search query.

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Social Nets. Nowadays Facebook, Twitter, Instagram, YouTube are the most popular social nets which are using for advertising. There are million subscribers that spend a lot of time there. We plan to create virtual societies to advertise our service there.

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Flash Banners. We plan to negotiate the agreements with companies to set up our flash banners on their websites. It will help  potential customers to meet with 3D virtual tours technologies.

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iTunes Store and Google Play. We are going to create an application for mobile devices with 3D panoramas for tourists. The application will be helpful in case tourists would like to know information about museum or restaurant.

We believe that our clients will recommend our service to business society.

Even if we are able to obtain sufficient number of customers to buy our services, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Revenue

We plan to charge our clients for 3D virtual tour development. We plan also to earn revenue from the sale of DVD virtual tours,. Our fees depend on the size of the place, working conditions and clients preferences. We are going to promote our clients on our website platform with creating business catalog and “cross” flash banners connection.

Competition

Sunrise Tours, Inc. has not yet entered the market and has no market penetration to date. The biggest threat to our success is competition due to low barriers of entry in 3D virtual tour services market. If other companies start offering similar or same products, this will result lower revenue. There are many domestic and international companies that offer similar products. If they start to offer same products, we will be in direct competition with them. Many of these companies have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to offer better prices for similar products than us which may also cause us to lose potential customers. We also expect to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Alexander Karpetskiy.

Offices

Our business office is located at Holderbuschweg, 46, Stuttgart, Germany 70563.  This is the office provided by our President and Director, Alexander Karpetskiy. Our phone number is +49 71112890992. We do not pay any rent to Mr. Karpetskiy and there is no agreement to pay any rent in the future.

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Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years,  none of the following  occurred  with respect to the President of the Company:  (1) any bankruptcy  petition filed by or against any business of which such person was a general  partner or executive  officer  either at the time of the  bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding  (excluding traffic violations and other minor offenses);  (3) being subject to any order,  judgment or decree, not subsequently  reversed,  suspended or vacated, of any court of any competent jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending or otherwise  limiting  his  involvement  in any type of  business,  securities  or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action),  the SEC or the commodities  futures trading commission to have violated a federal or state  securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Alexander Karpetskiy Holderbuschweg, 46, Stuttgart, Germany 70563	27	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Alexander Karpetskiy has acted as our President, Treasurer, Secretary and sole Director since our incorporation on March 19, 2013. There was no any arrangement or understanding between Mr. Karpetskiy and any other person(s) pursuant to which he was selected as a director of the company. Mr. Karpetskiy owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Karpetskiy was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Karpetskiy graduated from University of Stuttgart (Germany), Faculty of Computer Science, Electrical Engineering and Information Technology, Institute of Software Technology in 2009. He obtained a bachelor degree in information systems and technology. From September 2009 till March 2011, Mr. Karpetskiy worked as a director of LLC “AK Web-Studio”. From April 2011 he has been working as a freelance web developer and developing corporate and personal web sites.

Mr. Karpetskiy intends to devote 20 hours a week of his time to planning and organizing activities of Sunrise Tours, Inc. Once we expand operations, and are able to attract more customers to purchase our product, Mr. Karpetskiy has agreed to commit more time as required. Because Mr. Karpetskiy will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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During the past ten years, Mr. Karpetskiy has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Karpetskiy was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Karpetskiy’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Alexander Karpetskiy, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 19, 2013 until November 30, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Alexander Karpetskiy, President, Secretary and Treasurer	March 19, 2013 to November 30, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Karpetskiy currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of November 30, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alexander Karpetskiy	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Alexander Karpetskiy will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On September 23, 2013, we issued a total of 9,000,000 shares of restricted common stock to Alexander Karpetskiy, our sole officer and director in consideration of $9,000. Further, Mr. Karpetskiy has advanced funds to us. As of November 30, 2014, Mr. Karpetskiy advanced us $1,066. Mr. Karpetskiy will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Karpetskiy. Mr. Karpetskiy will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Karpetskiy does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Karpetskiy or the repayment of the funds to Mr. Karpetskiy. The entire transaction was oral. Mr. Karpetskiy’s verbal agreement to fund SEC registration costs is non- binding and discretionary. Mr. Karpetskiy is providing us office space free of charge and we have a verbal agreement with Mr. Karpetskiy that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 30, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Alexander Karpetskiy Holderbuschweg, 46, Stuttgart, Germany 70563	9,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of December 30, 2014, there were 9,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).  . Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 9,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

We are registering 9,000,000 shares of our common stock for sale at the price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by Alexander Karpetskiy, our sole executive officer and director. He will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

In connection with the Company’s selling efforts in the offering, Mr. Karpetskiy will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Karpetskiy is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Karpetskiy will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Karpetskiy is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Karpetskiy will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Karpetskiy will not and has not participated in the selling of any securities for any issuer more than once every twelve months.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Sunrise Tours, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 23, 2014, there were 9,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Alexander Karpetskiy owns 9,000,000.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

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Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest  directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Sunrise Tours, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

HARRIS & GILLESPIE CPA’S, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. HARRIS & GILLESPIE CPA’S, PLLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Clark Corporate Law Group LLP has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing a Form 8-A on a pre-effective basis. The consequences to investors with the company being a Section 15(d) registrant vs. Section 12(g) registrant are as follows: Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by HARRIS & GILLESPIE CPA’S, PLLC

Our financial statements from inception to August 31, 2014, immediately follow:

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HARRIS & GILLESPIE CPA’S, PLLC

CERTIFIED PUBLIC ACCOUNTANT’S

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sunrise Tours, Inc.

We have audited the accompanying balance sheets of Sunrise Tours, Inc. (A Development Stage Company) as of August 31, 2014 and 2013, and the related statements of operations, stockholders’ deficit and cash flows for the periods then ended and for the period from March 19, 2013 (inception) to August 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Tours, Inc. (A Development Stage Company) as of August 31, 2014 and 2013 and the results of its operations and cash flows for the periods then ended and for the period from March 19, 2013 (inception), to August 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ HARRIS & GILLESPIE CPA’S, PLLC

Seattle, Washington

September 23, 2014

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SUNRISE TOURS, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (AUDITED)
	AUGUST 31, 2014	AUGUST 31, 2013
ASSETS
Current Assets
Cash	$ 9,054	$ 200
Total current assets	9,054	200

Total Assets	$ 9,054	$ 200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from shareholder	$ 1,066	$ 642
Total current liabilities	1,066	642

Total Liabilities	1,066	642

Commitments and Contingencies (Note 4)

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 and 0 shares issued and outstanding at August 31, 2014 and 2013 respectively	9,000	-
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(1,012)	(442)
Total Stockholders’ Equity	7,988	(442)

Total Liabilities and Stockholders’ Equity	$ 9,054	$ 200

The accompanying notes are an integral part of these financial statements.

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SUNRISE TOURS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (AUDITED)
	Year ended August 31, 2014	For the period from Inception (March 19, 2013) to August 31, 2013	For the period from Inception (March 19, 2013) to August 31, 2014

Revenues	$ -	$ -	$ -
Operating expenses
General and administrative expenses	570	442	1,012
Net loss from operations	(570)	(442)	(1,012)

Loss before taxes	(570)	(442)	(1,012)

Provision for taxes	-	-	-

Net loss	$ (570)	$ (442)	$ (1,012)

Loss per common share: Basic and Diluted	$ (0.00)*	$ -**

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	8,457,534	-**

 * Denotes a loss of less than $(0.01) per share

**No shares of common stock issued and outstanding during this period

The accompanying notes are an integral part of these financial statements.

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SUNRISE TOURS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MARCH 19, 2013) to AUGUST 31, 2014 (AUDITED)
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at March 19, 2013, Inception	-	$ -	$ -	$ -	$ -
Net loss for the period	-	-	-	(442)	(442)
Balances as of August 31, 2013	-	-	-	(442)	(442)
Common shares issued for cash at $0.001 per share on September 23, 2013	9,000,000	9,000	-	-	9,000
Net loss for the year	-	-	-	(570)	(570)
Balances as of August 31, 2014	9,000,000	$9,000	$ -	$ (1,012)	$ 7,988

The accompanying notes are an integral part of these financial statements.

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SUNRISE TOURS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (AUDITED)
	Year ended August 31, 2014	For the period from Inception (March 19, 2013) to August 31, 2013	For the period from Inception (March 19, 2013) to August 31, 2014
Operating Activities
Net loss	$ (570)	$ (442)	$ (1,012)
Net cash used in operating activities	(570)	(442)	(1,012)

Investing Activities
Net cash provided by (used in) investing activities	-	-	-
Financing Activities
Proceeds from sale of common stock	9,000	-	9,000
Proceeds from loan from shareholder	424	642	1,066
Net cash provided by financing activities	9,424	642	10,066
Net increase in cash and equivalents	8,854	200	9,054

Cash and equivalents at beginning of the period	200	-	-

Cash and equivalents at end of the period	$ 9,054	$ 200	$ 9,054
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

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SUNRISE TOURS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2014 AND THE PERIODS FROM INCEPTION (MARCH 19, 2013) TO AUGUST 31, 2013 AND 2014

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

SUNRISE TOURS, INC. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on March 19, 2013 (“Inception”) and has adopted a August 31 fiscal year end. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since March 19, 2013 (“Inception”) through August 31, 2014 the Company has not generated any revenue and has accumulated losses of $1,012.

NOTE 2 – GOING CONCERN

The Company has incurred a loss since Inception (March 19, 2013) resulting in an accumulated deficit of $1,012 as of August 31, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the  private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is August 31.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the years ended August 31, 2014 and 2013 there were no potentially dilutive debt or equity instruments issued or  outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these years.

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Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2:  defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At August 31, 2014, there were no unrecognized tax benefits.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during years ended August 31, 2014 and 2013.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of August 31, 2014, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On September 23, 2013, the Company issued 9,000,000 shares of its common stock at $0.001 per share for total proceeds of $9,000.

As at August 31, 2014, 9,000,000 shares of common stock were issued and outstanding.

NOTE 6 – INCOME TAXES

As of August 31, 2014 the Company had net operating loss carry forwards of $1,012 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2014 and 2013.

	2014	2013
Deferred tax assets:
Net operating loss carry forward	$ 354	$ 155
Total deferred tax assets	354	155
Less: valuation allowance	(354)	(155)
Net deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets as of August 31, 2014 was $354. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2014 and 2013.

Reconciliation between the statutory rate and the effective tax rate is as follows at August 31, 2014 and 2013:

	2014	2013
Federal statutory tax rate	(35.0)%	(35.0) %
Change in valuation allowance	35.0%	35.0%
Effective tax rate	-%	- %

NOTE 7 – LOAN FROM SHAREHOLDER

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 19, 2013 (Inception) through August 31, 2014, the Company’s sole shareholder and director loaned the Company $1,066 to pay for incorporation costs and operating expenses.  As of August 31, 2014, the amount outstanding was $1,066. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to August 31, 2014 to the date these financial statements were issued, September 23, 2014, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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SUNRISE TOURS, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	NOVEMBER 30, 2014 (UNAUDITED)	AUGUST 31, 2014
ASSETS
Current Assets
Cash	$ 2,022	$ 9,054
Total current assets	2,022	9,054
Non-Current Assets
Camera	1,850	-
Total non-current assets	1,850	-

Total Assets	$ 3,872	$ 9,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from shareholder	$ 1,066	$ 1,066
Prepaid Revenue	2,000
Total current liabilities	3,066	1,066

Total Liabilities	3,066	1,066

Commitments and Contingencies (Note 4)

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000	9,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(8,194)	(1,012)
Total Stockholders’ Equity	806	7,988

Total Liabilities and Stockholders’ Equity	$ 3,872	$ 9,054

The accompanying notes are an integral part of these financial statements.

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SUNRISE TOURS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended November 30, 2014	Three months ended November 30, 2013	For the period from Inception (March 19, 2013) to November 30, 2014

Revenues	$ -	$ -	$ -
Operating expenses
General and administrative expenses	7,182	20	8,194
Net loss from operations	(7,182)	(20)	(8,194)

Loss before taxes	(7,182)	(20)	(8,194)

Provision for taxes	-	-	-

Net loss	$ (7,182)	$ (20)	$ (8,194)

Loss per common share: Basic and Diluted	$ (0.00)*	$ (0.00)*

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	9,000,000	6,824,176

 * Denotes a loss of less than $(0.01) per share

**No shares of common stock issued and outstanding during this period

The accompanying notes are an integral part of these financial statements.

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SUNRISE TOURS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended November 30, 2014	Three months ended November 30, 2013	For the period from Inception (March 19, 2013) to November 30, 2014
Operating Activities
Net loss	$ (7,182)	$ (20)	$ (8,194)
Prepaid revenue	2,000		2,000
Net cash used in operating activities	(5,182)	(20)	(6,194)

Investing Activities	(1,850)		(1,850)
Net cash provided by (used in) investing activities	(1,850)	-	(1,850)
Financing Activities
Proceeds from sale of common stock	-	9,000	9,000
Proceeds from loan from shareholder	-	-	1,066
Net cash provided by financing activities	-	9,000	10,066
Net increase in cash and equivalents	(7,032)	8,980	2,022

Cash and equivalents at beginning of the period	9,054	200	-

Cash and equivalents at end of the period	$ 2,022	$ 9,180	$ 2,022
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

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SUNRISE TOURS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOVEMBER 30, 2014

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

SUNRISE TOURS, INC. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on March 19, 2013 (“Inception”) and has adopted a August 31 fiscal year end. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since March 19, 2013 (“Inception”) through November 30, 2014 the Company  has accumulated losses of $8,194.

NOTE 2 – GOING CONCERN

The Company has incurred a loss since Inception (March 19, 2013) resulting in an accumulated deficit of $8,194 as of November 30, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the  private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is August 31.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the three month periods ended November 30, 2014 and 2013 there were no potentially dilutive debt or equity instruments issued or  outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these years.

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Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2:  defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At November 30, 2014, there were no unrecognized tax benefits.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during three month periods ended November 30, 2014 and 2013.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of November 30, 2014, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Property and Equipment and Depreciation Policy

Property and equipment are recorded at cost. The Company uses the straight-line method in computing depreciation for financial reporting and income tax purposes.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On September 23, 2013, the Company issued 9,000,000 shares of its common stock at $0.001 per share for total proceeds of $9,000.

As at November 30, 2014, 9,000,000 shares of common stock were issued and outstanding.

NOTE 6 – INCOME TAXES

As of November 30, 2014 the Company had net operating loss carry forwards of $8,194 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – LOAN FROM SHAREHOLDER

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 19, 2013 (Inception) through August 31, 2014, the Company’s sole shareholder and director loaned the Company $1,066 to pay for incorporation costs and operating expenses.  As of November 30, 2014, the amount outstanding was $1,066. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to November 30, 2014 to the date these financial statements were issued, December 11, 2014, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

9,000,000 SHARES OF COMMON STOCK

SUNRISE TOURS, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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